Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.00001 per share, of Apollo Global Management, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 11 day of January, 2022.

MARC J. ROWAN

/s/ Marc J. Rowan
Marc. J. Rowan

MJR FOUNDATION LLC

By:	/s/ Marc J. Rowan

Name:	Marc. J. Rowan
Title:	Class A Managing Member

RWNM AOG HOLDINGS LLC

By:	RWNM Series A Holdings LLC
its Managing Member

By:	RWN Management, LLC
its sole member

By:	Alchemy Group Holdings LLC
Its Managing Member

By:	/s/ Marc J. Rowan
Name:	Marc J. Rowan
Title:	Managing Member

RWNM SERIES A HOLDINGS LLC

By:	RWN Management, LLC
its sole member

By:	Alchemy Group Holdings LLC
Its Managing Member

By:	/s/ Marc J. Rowan
Name:	Marc J. Rowan
Title:	Managing Member

RWN MANAGEMENT LLC

By:	Alchemy Group Holdings LLC
Its Managing Member

By:	/s/ Marc J. Rowan
Name:	Marc. J. Rowan
Title:	Managing Member

ALCHEMY GROUP HOLDINGS LLC

By:	/s/ Marc J. Rowan

Name:	Marc. J. Rowan
Title:	Managing Member